Exhibit 99.1

Progenity Completes Exit from Laboratory Business with Sale of Affiliate Lab

Transaction Adds Cash to Balance Sheet and Further Reduces Operating Expenses

SAN DIEGO – December 20, 2021 – Progenity, Inc. (Nasdaq: PROG), a biotechnology company innovating in the field of oral biotherapeutics for gastrointestinal health and beyond, today announced it has successfully closed the business divestiture of its affiliate Avero Diagnostics through an asset sale to Northwest Pathology.

“The sale of our Avero Diagnostics affiliate results in a further annual operating expense reduction of approximately $28 million, bringing the total reduction in annual operating expenses to approximately $145 million compared to the second quarter. This reduction, along with capital raised, should extend our cash runway beyond the end of 2022 and reduce our dependency on the capital markets,” said Eric d’Esparbes, Chief Financial Officer of Progenity.

The purchase price was $10.9 million, subject to certain customary adjustments as set forth in the purchase agreement.

“This is one of the final steps in our strategic plan to materially reduce our cash burn,” said Adi Mohanty, Chief Executive Officer. “Completing this transaction is important to us as we focus on delivering on our biotherapeutics pipeline. We are pleased that Northwest Pathology will be retaining more than 90% of Avero employees, and we look forward to a smooth transition for the business.”

About Progenity

Progenity, Inc. is a biotechnology company innovating in the fields of women’s health, gastrointestinal health and oral biotherapeutics. Progenity applies a multi-omics approach, combining genomics, epigenomics, proteomics, and metabolomics to its molecular testing products and to the development of a suite of investigational ingestible devices designed to provide precise diagnostic sampling and drug delivery solutions. Progenity’s vision is to transform healthcare to become more precise and personal by improving diagnoses of disease and improving patient outcomes through localized treatment with targeted therapies.

For more information visit www.progenity.com, or follow the company on LinkedIn or Twitter.

Forward Looking Statements

This press release contains “forward-looking statements,” which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements, other than statements of historical facts, included in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause Progenity’s actual results to differ materially from the forward-looking statements expressed or implied in this press release, including Progenity’s ability to successfully complete its strategic transformation and to successfully develop and commercialize its products under development, the uncertainties inherent in the development process, such as the regulatory approval process, the timing of regulatory filings, the ability to identify potential partners and other matters, including the ongoing COVID-19 pandemic, that could affect sufficiency of existing cash, cash equivalents and short-term investments to fund operations and the availability or commercial potential of Progenity’s products, and those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Progenity’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021, and other subsequent documents we file with the SEC, including but not limited to Progenity’s Quarterly Reports on Form 10-Q. Progenity claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. Progenity expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Robert Uhl

Managing Director, Westwicke ICR

ir@progenity.com

(619) 228-5886

Media Contact:

Kate Blom-Lowery

CG Life

media@progenity.com

(619) 743-6294